Exhibit 32.0

SECTION 1350 CERTIFICATION

I, Benedict Van, Chief Executive Officer and Chief Financial Officer of hereUare, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

1. the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2009

/s/ Benedict Van
Benedict VanChief Executive Officer and Chief Financial Officer

The material contained in Exhibit 32.0 is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.